Exhibit 99.1

         Ultralife Reports Preliminary Third Quarter Results

    NEWARK, N.Y.--(BUSINESS WIRE)--Oct. 23, 2007--Ultralife Batteries, Inc. (NASDAQ: ULBI) announced that, based on a preliminary review of results for the third quarter ended September 29, the company expects to report revenue in the range of $33 million and slightly positive operating income. These preliminary results compare to the guidance management provided in its second quarter report that called for operating profit in the range of $1.2 million to $1.8 million on revenue of $33 million to $36 million.

    The difference between management's operating income guidance and the preliminary results reflects higher-than-anticipated professional fees and other expenses associated with acquisition-related activity, including negotiating the McDowell Research purchase price settlement; and a three-day power outage at the company's Newark, NY facility.

    "While we expect to book a substantial gain associated with the McDowell settlement when we make the convertible note prepayment in the fourth quarter, we incurred certain non-recurring charges that impacted our third quarter financial results," said John D. Kavazanjian, Ultralife's president and chief executive officer.

    "In addition, we were affected by an area wide power outage that caused us to lose production for three days, reducing productivity in all facets of our Newark operations during the quarter. Although this factor, combined with less-favorable than expected product mix, compressed the quarter's gross margin, we did achieve improved gross margin in our communications accessories business and continue to manage toward our target margins. Our opportunities for growth remain strong and diverse, and in the fourth quarter we anticipate reporting our first $40 million plus revenue quarter, which will translate to full year revenue growth of at least 50%."

    About Ultralife Batteries, Inc.

    Ultralife is a global provider of high-energy power solutions, communications accessories, and engineering and technical services for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for markets including defense, commercial and consumer portable electronics.

    Through its portfolio of standard products and engineered solutions, Ultralife is at the forefront of providing the next generation of power systems, communications accessories and technical services. Defense, commercial and retail customers include: General Dynamics, Raytheon, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom, Germany, Australia and New Zealand.

    Ultralife's headquarters, principal manufacturing and research facilities, and its McDowell Research operating unit are in Newark, New York, near Rochester. Ultralife's other operating units are:
Ultralife Batteries (UK) Ltd., in Abingdon, England; Innovative Solutions Consulting in Hollywood, Maryland; and ABLE New Energy in Shenzhen, China. Detailed information on Ultralife is available at: www.ultralifebatteries.com.

    This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: Worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

    Ultralife(R) and McDowell Research(R) are registered trademarks of Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com